                                 March 5, 2007

Arthur T. Shorin
Chairman and Chief Executive Officer
The Topps Company, Inc.
One Whitehall Street
New York, NY  10004

                Re:     Employment Agreement
                        --------------------
Dear Arthur:

         This letter is to modify and amend your Amended and Restated Employment
Agreement with The Topps Company, Inc. (the Company) effective June 1, 2003, as amended by the First Amendment to the Amended and Restated Employment Agreement
dated October 11, 2004 (together, the Employment Agreement). Unless otherwise defined herein, all capitalized terms contained herein shall have the meaning ascribed to them in the Employment Agreement.

         We understand that the time period during which you may elect to extend the term of your employment pursuant to Section 7(d) of the Employment Agreement was extended from November 1, 2006 to February 28, 2007, and the time period during which the Company may provide you with a Non-Extension Notice was extended from March 1, 2007 to April 1, 2007, both of which were confirmed in a letter from you to the Company, dated October 26, 2006. We further understand that, in a letter dated February 26, 2007, you delivered an Extension Notice to the Company, extending the term of your Employment Agreement for an additional two-year term and outlined an alternative extension procedure for the Boards and
Compensation Committees consideration (the Modified Extension Terms). We understand that the Compensation Committee has received the Extension Notice and that both the Board and the Committee approved the Modified Extension Terms, subject to the negotiation of a definitive amendment to your Employment
Agreement.

         The Agreement and Plan of Merger by and among the Company, Tornante-MDP
Joe Holding LLC (Parent) and Tornante-MDP Joe Acquisition Corp. (Merger Sub),
dated as of March 5, 2007 (Merger Agreement), provides that Parent and Merger
Sub have agreed, subject to certain conditions, to acquire all of the outstanding shares of common stock of the Company pursuant to the Merger (as defined in the Merger Agreement).

         This letter is to confirm our mutual agreement that, in the event the
Merger is consummated, (i) you will retire within sixty (60) days after the consummation of the Merger on such date as you select, (ii) the provisions of
Section 7(f) of the Employment Agreement will

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govern the payments due you upon your retirement as though you had elected to retire on May 31, 2007 (without giving any effect to the extension set forth in the second paragraph herein, or any Modification Extension Terms, or any payments that would have been due thereunder, other than for purposes of determining the amount of payments and benefits due for services rendered between May 31, 2007 and your actual retirement date pursuant to clause (i)
above), it being understood that pursuant to Section 7(f) of the Employment
Agreement, Section 7(e)(A) of the Employment Agreement will govern the timing of any cash payments due to you upon such retirement, which payments will at all times be made in compliance with Section 409A of the Internal Revenue Code of
1986, as amended, as applicable (iii) you hereby waive your right to receive the payments and benefits that would normally be due under Section 7(e) of the
Employment Agreement following a termination of your employment for Good Reason, and (iv) you will be entitled to the consulting arrangement set forth in Section
7(g) of the Employment Agreement.

         Furthermore, you agree to waive any right you may have to receive as an extension bonus pursuant to Section 7(d) of the Employment Agreement, subject to consummation of the Merger. Except as specifically set forth herein, all other provisions of your Employment Agreement shall continue in full force and effect.

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         If this is consistent with your understanding, please execute the letter agreement below and this letter will serve as a binding agreement among
us.

                                 Very truly yours,

                                 TORNANTE-MDP JOE HOLDING LLC,
                                 a Delaware limited liability company

                                 By:  The Tornante Company LLC
                                      A Delaware limited liability company
                                      Its Operating Member

                                 By:   /s/ Michael D. Eisner
                                       -------------------------------
                                       Name: Michael D. Eisner
                                       Title: Sole Member

Accepted and agreed:

/s/ Arthur T. Shorin
-------------------------------
Arthur T. Shorin

The Topps Company, Inc.
A Delaware Corporation

By:  /s/ Catherine Jessup
     --------------------
     Name: Catherine Jessup
     Title:   Chief Financial Officer

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